As filed with the Securities and Exchange Commission on March 2, 2011

Registration No. 333-171320

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Post-Effective Amendment No. 1 to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

MAGAL SECURITY SYSTEMS LTD.
(Exact Name of Registrant as Specified in its Charter)

State of Israel	8413	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 70, Industrial Zone Yehud 56100, Israel Tel: (972)(3)539-1444
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

Senstar Inc. 13800 Coppermine Road, Second Floor, Herndon, VA 20171 Attention: President Tel: 703-463-3088
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:
Sarit Molcho, Adv. S. Friedman & Co. Advocates Europe Israel House 2 Weizman Street Tel Aviv 64239 Israel Tel: +972-3-6931931 Fax: +972-3-6931930	Steven J. Glusband, Esq. Sharon Rosen, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232

Approximate date of commencement of proposed sale to the public: From time to time after this registration statements becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.      ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.      ☐

DEREGISTRATION OF SECURITIES
EXPLANATORY NOTE

Pursuant to a Registration Statement on Form F-1 (File No. 333-171320), filed by Magal Security Systems Ltd. (the “Company”) with the Securities and Exchange Commission  on December 21, 2010, as amended February 17, 2011, (the “Registration Statement”) and declared effective on February 21, 2011 under the Securities Act of 1933, as amended (the “Securities Act”), the Company registered subscription rights for its shareholders to purchase up to an aggregate of $15 million of its ordinary shares.  The Company has decided not to proceed with the offering and is filing this Post-Effective Amendment No 1. to deregister the subscription rights and the underlying shares and to terminate the effectiveness of the Registration Statement. The Company confirms that no securities have been sold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yehud, Israel, on March 02, 2011.

Magal Security Systems Ltd.

By:	/s/Eitan Livneh
Eitan Livneh
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 02, 2011.

Signature	Title
* Jacob Perry	Chairman of the Board of Directors
/s/Eitan Livneh Eitan Livneh	President and Chief Executive Officer
/s/Ilan Ovadia Ilan Ovadia	Chief Financial Officer and Principal Accounting Officer
* Jacob Even-Ezra	Director
_________________ Nathan Kirsh	Director
* Shaul Kobrinsky	Director
________________ Zeev Livne	Director
* Jacob Nuss	Director
* Liza Singer	Director
* Barry Stiefel	Director
Senstar Inc. By: /s/Paul Trouten Name: Paul Trouten Title: Acting President and Manager	Authorized Representative in the United States
*By: /s/Ilan Ovadia Ilan Ovadia Attorney-in-fact

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